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                                                                    EXHIBIT 10.5




                           NATIONAL CITY CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   (as Amended and Restated January 1, 1995)

                      ARTICLE 1.  THE PLAN AND ITS PURPOSE
         1.1 Amendment and Restatement of the Plan. The following are the provisions of the National City Corporation Supplemental Executive Retirement Plan (herein referred to as the "SERP") effective as of January 1, 1995 (herein referred to as the "Effective Date"), which is an amendment and restatement of the SERP which was in effect prior thereto. The SERP as amended and restated herein is effective as of the Effective Date with respect to certain employees who retire, become disabled, die or otherwise terminate employment on or after the Effective Date. Benefits with respect to Employees who retired, became disabled, died or otherwise terminated employment prior to the Effective Date shall be governed by the provisions of relevant plans in effect on the date of such death, disability, retirement or other termination, and not by the provisions of the SERP.
         1.2 Purpose. The purpose of the SERP is to provide for the payment of certain pension, disability and survivor benefits in addition to benefits which may be payable under other plans of the Corporation. The Corporation intends and desires by the provisions of the SERP to recognize the value to the Corporation of the past and present service of employees covered by the SERP and to encourage and assure their continued service to the Corporation by making more adequate provision for their future security than other plans of the Corporation provide.
         1.3 Operation of the SERP. The SERP shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation.

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                            ARTICLE 2.  DEFINITIONS
         2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.
                 (a) "Accrued Benefit" as of any time means the benefit to be provided an Participant pursuant to the SERP which has accrued to such time under the SERP, determined in the same manner as an individual's accrued benefit pursuant to the NC Retirement Plan is determined at such time. In addition, "Accrued Benefit" shall include the right to receive, where applicable, any Additional Payment which would otherwise be payable to a SERP Retiree pursuant to Section 4.5 of the SERP. Accrued Benefits are to be determined by the Actuary.
                 (b) "Actuarially Equivalent Benefit" means the actuarially equivalent benefit determined under the SERP using (i) the UP-1984 Mortality Table (with a one-year set-forward for employees and a one-year setback for beneficiaries) and (ii) the lower of (a) the interest rates utilized by the Pension Benefit Guaranty Corporation in effect on the date as of which a lump sum determination is made hereunder, or (b) the average of the interest rates utilized by the Pension Benefit Guaranty Corporation for the 12 month period ending 6 calendar months prior to the date as of which a lump sum determination is made hereunder, or (iii) an interest rate of 7% for all other purposes.
                 (c) "Actuary" means the independent actuary or firm of actuaries engaged by the Corporation to perform actuarial services with respect to the NC Retirement Plan.
                 (d)      "Additional Payment" see Section 4.5.
                 (e) "Award" means a Participant's award(s), if any, under either or both of (1) the NC Short Term Incentive Compensation Plan as in effect from time to time, and (2) the NC Annual Corporate Performance Incentive Plan as in effect from time to time.
                 (f) "Base Pay" means a Participant's Base Pay as determined under the NC Retirement Plan as in effect from time to time.
                 (g)      "Change in Control" see Section 12.2.



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                 (h)      "Committee" means the Compensation and Organization
Committee of the Board of Directors of the Corporation or any successor committee of the board operating as the Committee under the SERP.
                 (i) "Corporation" means National City Corporation, a Delaware corporation, and any successor corporation.
                 (j)      "Deemed Taxable Amount" see Paragraph 4.5(a).
                 (k) "Disability" shall mean permanent disability as defined by the provisions of the NC Long Term Disability Plan.
                 (l) "Earnings" means a Participant's Earnings as determined under the NC Retirement Plan as in effect from time to time.
                 (m)      "Effective Date" see Section 1.1.
                 (n) "Employee" shall mean an individual employed with an Employer on a regular, active and full-time salaried basis
                 (o) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.
                 (p)      "FICA" means the Federal Insurance Contributions Act.
                 (q) "Final Average Earnings" means Final Average Earnings as determined under the NC Retirement Plan as in effect from time to time.
                 (r) "Final Average Total Earnings" means a Participant's Final Average Earnings as determined under the NC Retirement Plan as in effect from time to time, provided however, that there shall be added into the Participant's Earnings the average amount of the Participant's five (5) largest (not necessarily consecutive) Total Awards for any of the ten (10) calendar years completed immediately prior to the date of the determination. Final Average Total Earnings shall be used in the calculation of the SERP Retirement Benefit and the SERP Surviving Spouse Benefit.
                 (s) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.



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                 (t)      "NC Annual Corporate Performance Incentive Plan"
means the National City Corporation Annual Corporate Performance Incentive Plan as in effect from time to time and any successor short term incentive compensation plan, with any amendment(s) thereto effective as of the effective date(s) of such amendment(s), and the same is hereby specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.
                 (u) "NC Long Term Disability Plan" means the National City Long-Term Disability Plan as in effect from time to time and any successor disability plan, with any amendment(s) thereto from time to time, effective as of the effective date(s) of such amendment(s), and the same is hereby specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.
                 (v) "NC Retirement Plan" means the National City Non-Contributory Retirement Plan as in effect from time to time and any successor retirement plan, with any amendment(s) thereto from time to time, effective as of the effective date(s) of such amendment(s), and the same is hereby specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.
                 (w) "NC Short Term Incentive Compensation Plan" means the National City Corporation Short-Term Incentive Compensation Plan for Senior Officers as in effect from time to time and any successor retirement plan, with any amendment(s) thereto from time to time, effective as of the effective date(s) of such amendment(s), and the same is hereby specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.
                 (x) "Normal Retirement Age" means the earlier of age 65, or age 62 with 20 or more years of Vesting Service under the NC Retirement Plan.
                 (y) "Participant" means an Employee who is selected from time to time by the Committee pursuant to Article 3 of the SERP for participation in one or more of the benefits under the SERP (or a portion of the SERP).
                 (z) "Plans" means the NC Retirement Plan and the NC Long Term Disability Plan as in effect from time to time.


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                 (aa)     "Payments" see Section 4.5.
                 (bb) "Regulation" or "Regulations" means any federal statute or rule or regulation of the Internal Revenue Service, the United States Department of Labor or any other division, department or agency of the United States Government.
                 (cc) "SERP" means the Supplemental Executive Retirement Plan as effective on and after the Effective Date.
                 (dd) "SERP Base Pay" means the Participant's Base Pay as determined under the NC Retirement Plan as in effect from time to time, determined as of the date of Long Term Disability, provided however, that the limitations of Sections 18.6, 18.7, 18.8 and 18.8A of the NC Retirement Plan and similar limitations upon retirement benefits resulting from restrictions imposed by the Internal Revenue Code or Regulations thereunder shall not apply. SERP Base Pay shall be used in the calculation of the SERP Long Term Disability Benefit.
                 (ee) "SERP Disability Benefit" means the benefit provided for by Article 6 of the SERP.
                 (ff) "SERP Early Retirement Benefit" means the early retirement benefit provided for by Section 4.3 of the SERP.
                 (gg) "SERP Later Retirement Benefit" means the later retirement benefit provided for by Section 4.3 of the SERP.
                 (hh) "SERP Normal Retirement Benefit" means the benefit provided for by Section 4.2 of the SERP.
                 (ii) "SERP Offset Program" means a program or combination of programs designated by the Committee to be a SERP Offset Program with respect to one or more benefits otherwise provided by the SERP, as determined by the Committee.
                 (jj) "SERP Retiree" means a Participant who has become eligible for a SERP Retirement Benefit or who would become eligible for such a benefit except for the existence of a SERP Offset Program.



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                 (kk)     "SERP Retirement Benefit" means the benefit provided
for by Section 4.1 of the SERP.
                 (ll) "SERP Surviving Spouse Benefit" means the benefit provided for by Article 5 of the SERP.
                 (mm) "Social Security Disability Benefits" means the amount which a Participant would be entitled to receive from the United States Social Security System upon proper application therefor, as disability benefits under such System, and in the event the Participant declines or fails to apply for any such benefit, such term shall also include all such amounts which would be payable if application were made.
                 (nn) "Social Security Retirement Benefits" means the estimated United States Social Security old age retirement benefit which the Participant would be entitled to under the United States Social Security laws upon proper application therefor as of the first of the following two dates:
(A) the date the Participant retires under the NC Retirement Plan, provided he is entitled to receive such a Social Security Retirement Benefit commencing at such time, and if not so entitled at such time, the earliest date thereafter when he becomes so entitled, or (B) the Participant's age 65.
                 (oo) "Social Security Surviving Spouse Benefits" means the amount which a surviving spouse would be entitled to receive from the United States Social Security System upon proper application therefor, based upon the earnings of the Participant survived by the surviving spouse, unreduced as a consequence of any earnings received by the surviving spouse, and not increased by any payment made on account of or with respect to any minor or other dependent, and in the event the surviving spouse declines or fails to apply for any such benefit, such term shall also include all such amounts which would be payable if application were made.
                 (pp) "Total Awards" for any calendar year shall mean the total of the Participant's Awards for such year, if any, under the NC Short Term Incentive Compensation Plan and the NC Annual Corporate Performance Incentive Plan.



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                 (qq)     "Vesting Event" means the earliest of the following
dates with respect to a Participant or surviving spouse:
                          (1)     the date the Participant has attained age
                 fifty-five (55) and has   executed a confidentiality and
                 non-competition agreement substantially in form as Exhibit A attached to the SERP,
                          (2) the date any benefit is in payment status hereunder, and
                          (3)     the Effective Date of a Change in Control.
                 (rr) "Vesting Service" means Vesting Service as determined under the NC Retirement Plan as in effect from time to time.
                      ARTICLE 3.  ELIGIBILITY AND PARTICIPATION
         3.1     Eligibility.   The eligibility for benefits under the SERP
shall be limited to management and highly-compensated Employees.   The
Committee may, from time to time and in its discretion designate certain Employees of the Corporation or its subsidiaries to be eligible for one or more of the benefits under the SERP, but not eligible for the remainder of such benefits.
         3.2 Removal from Participation. The Committee may, from time to time and in its discretion, remove any employee from the list of Participants, provided such removal shall be effective only upon communication thereof in writing to the Participant prior to the earlier to occur of the following dates: (1) the date of the Participant's death, disability, or retirement, whichever first occurs, and (2) the date of the Committee's approval of the Participant's Early Retirement as provided for in Article 4 hereof, and provided further that in the event such removal takes place after a Vesting Event, such removal shall not serve to reduce any Participant's Accrued Benefit. Upon a removal of a Participant prior to the occurrence of a Vesting Event he or she shall no longer be a Participant in the SERP.



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                      ARTICLE 4.  SERP RETIREMENT BENEFIT
         4.1 SERP Retirement Benefits. "SERP Retirement Benefits" constitute the SERP Normal Retirement Benefit, the SERP Early Retirement Benefit and the SERP Later Retirement Benefit provided for by this Article 4.
         4.2 Eligibility for SERP Normal Retirement Benefit. Each Participant becomes eligible for a SERP Normal Retirement Benefit upon attaining the Normal Retirement Age.
         4.3     Eligibility for Early or Later Retirement Benefit.
                 (a) Eligibility. A Participant may become eligible for a SERP Early Retirement Benefit prior to attainment of age 62, or may continue in employment after age 65 and thus become eligible for a SERP Later Retirement Benefit, but only upon the approval of the Committee, acting in its discretion.
                 (b) Amount of Benefit. The amount of the SERP Early Retirement Benefit and the SERP Later Retirement Benefit shall be determined pursuant to Section 4.4 below, provided; however, that the Committee, acting in its discretion, may approve, as the SERP Early Retirement Benefit for a Participant, an immediate benefit which is unreduced as a consequence of its early commencement, notwithstanding the provisions of the NC Retirement Plan.
         4.4 SERP Retirement Benefit. The annual SERP Retirement Benefit shall be equal to
                 (a) the annual retirement benefit determined for the Participant at the time under the provisions of the NC Retirement Plan, provided, however, that (1) the limitations of Sections 18.6, 18.7, 18.8 and 18.8A of the NC Retirement Plan and similar limitations upon retirement benefits resulting from restrictions imposed by the Internal Revenue Code or Regulations thereunder shall not apply, and (2) there shall be substituted for the Participant's Final Average Earnings the Participant's Final Average Total Earnings,
      LESS
                 (b)  the total of



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                          (1)     the annual retirement benefit payable with
                    respect to the Participant pursuant to the NC Retirement
                    Plan,
                          (2) the annual retirement benefit (or Actuarially Equivalent Benefit, as determined by the Actuary) payable with respect to the Participant pursuant to any program designated by the Committee to serve as a SERP Offset Program, and
                          (3) during the first five years of payment of any SERP benefits, the amount of the payments, if any, made from time to time by the Employer of the Participant's portion of FICA taxes pursuant to Section 7.3 of the SERP ("FICA Payment") divided by five (with the consequent loss to the Employer in the event the benefits cease before the end of the five year period), and provided further, that to the extent the Participant's benefit under the SERP is distributed in whole or in part by lump sum payment, the FICA Payment shall be deducted from such lump sum payment (to zero, if such be the case) and any FICA Payment not so reimbursed shall be divided equally among the benefit payments scheduled over the next five years.
         4.5 Payment of SERP Retirement Benefit. The SERP Retirement Benefit shall be payable pursuant to the same optional forms as are permitted to be elected under the NC Retirement Plan, provided however, that (1) the form and method of payment is subject to the approval of the Committee, acting in its discretion, (2) there shall be no requirement for consent of Participant's spouse for any election to be effective under the SERP, (3) a lump sum payment of an Actuarially Equivalent Benefit (or a portion thereof), as determined by the Actuary, may be made at the election of the Committee acting in its discretion, and (4) the Committee in its discretion may select a combination of methods of payment of the SERP Retirement Benefit.
         In the event a lump sum payment of an Actuarially Equivalent Benefit (or a portion thereof) is made either (1) pursuant to the preceding paragraph of this Section 4.5 or (2) pursuant to a SERP Offset Program, or both (the total of such payments being herein called "Payments"),



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the SERP shall pay an additional payment ("Additional Payment") to the SERP
Retiree determined as follows:
         (a) Subtract (x) from (y) where (x) equals an amount determined by multiplying an amount ("Deemed Taxable Amount") equal to the amount of the Payments less the threshold amount applicable to the maximum marginal federal income tax rate in effect for the tax year of the Payments, by the average of the maximum marginal federal income tax rates in effect for the five (5) tax years immediately preceding the tax year of the Payments, and (y) equals an amount determined by multiplying the Deemed Taxable Amount by the maximum marginal federal income tax rate in effect for the tax year of the Payments, and then
         (b) Divide the difference obtained pursuant to (a) above by 1 minus the maximum marginal federal income tax rate in effect for the tax year of the Payments.
         In determining the Additional Payment the marital status of the SERP Retiree at the time of the Payments shall be deemed to have been his or her marital status at all relevant times.
                   ARTICLE 5.  SERP SURVIVING SPOUSE BENEFIT
         5.1 Eligibility for SERP Surviving Spouse Benefit. In the event a SERP Participant dies prior to retirement, there shall be annual amount payable to the Participant's surviving spouse, if any, a SERP Surviving Spouse Benefit which is equal to:
                 (a) 35% of the Participant's Final Average Total Earnings at the time of the Participant's death, provided, however, that the limitations of Sections 18.6, 18.7, 18.8 and 18.8A of the NC Retirement Plan and similar limitations upon retirement benefits resulting from restrictions imposed by the Internal Revenue Code or Regulations thereunder shall not apply,
      LESS
                 (b)      the total of
                          (1) the annual amount payable as a surviving spouse benefit (or Actuarially Equivalent Benefit, as determined by the Actuary) with respect to the Participant pursuant to the NC Retirement Plan,



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                          (2)     the annual amount payable with respect to the
                 Participant as a Social Security Surviving Spouse Benefit,
                          (3) the annual amount payable as a surviving spouse benefit (or Actuarially Equivalent Benefit, as determined by the Actuary) with respect to the Participant pursuant to any program designated by the Committee to serve as a SERP Offset Program, and
                          (4) during the first five years of payment of any SERP benefits, the amount of the payments, if any, made from time to time by the Employer of the Participant's portion of FICA taxes pursuant to Section 7.3 of the SERP ("FICA
                 Payment") divided by five (with the consequent loss to the Employer in the event the benefits cease before the end of the five year period), and provided further, that to the extent the Participant's benefit under the SERP is distributed in whole or in part by lump sum payment, the FICA Payment shall be deducted from such lump sum payment (to zero, if such be the case) and any FICA Payment not so reimbursed shall be divided equally among the benefit payments scheduled over the next five years.
         5.2 Beneficiary of SERP Surviving Spouse Benefit. The beneficiary of the SERP Surviving Spouse Benefit shall be limited to the surviving spouse of the deceased Participant at the time of such Participant's death and the estate of such surviving spouse in the event of the surviving spouse's death prior to receipt of a lump sum payment thereof if such method of payment was previously elected by the Committee, acting in its discretion, prior to the death of such surviving spouse.
         5.3 Retirement by Participant Eliminates SERP Surviving Spouse Benefit. In all cases a retirement under the SERP by the Participant shall eliminate the SERP Surviving Spouse Benefit.
         5.4 Method of Payment of SERP Surviving Spouse Benefit. The SERP Surviving Spouse Benefit shall be payable in the same manner as the Surviving Spouse Benefit under the



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NC Retirement Plan is paid, provided however, that in the discretion of the
Committee (1) such benefit (or a portion thereof) may be paid in a lump sum payment of an Actuarially Equivalent Benefit, as determined by the Actuary, and (2) the Committee in its discretion may select a combination of methods of payment of the SERP Surviving Spouse Benefit.
                      ARTICLE 6.  SERP DISABILITY BENEFIT
         6.1 Eligibility for SERP Disability Benefit. In the event a SERP Participant suffers a Disability prior to retirement a SERP Disability Benefit shall be payable.
         6.2 Amount of SERP Disability Benefit. The annual SERP Disability Benefit shall be equal to
                 (a)      the greater of
                          (1) 60% of the Participant's SERP Base Pay at the time of the Disability, or
                          (2)     50% of the sum of the Participant's
                                  (A)      SERP Base Pay at the time of
                          Disability, plus
                                  (B)      the average of the amounts of the
                          Total Awards, if any, for the calendar year ended prior to the Disability and the year prior thereto, determined at the time of the Disability,
      LESS
                 (b)      the sum of
                          (1)     the annual amount of the benefit (or
                 Actuarially Equivalent Benefit, as determined by the Actuary) payable to the Participant under the NC Long Term Disability Plan,
                          (2) the annual amount of benefit payable to the Participant as Social Security Disability Benefit,
                          (3) the annual amount of disability benefit (or Actuarially Equivalent Benefit, as determined by the Actuary) payable to the Participant pursuant to any program designated by the Committee to serve as a SERP Offset Program, and



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                        (4)     during the first five years of payment of any
                 SERP benefits, the amount of the payments, if any, made from time to time by the Employer of the Participant's portion of FICA taxes pursuant to Section 7.3 of the SERP ("FICA Payment") divided by five (with the consequent loss to the Employer in the event the benefits cease before the end of the five year period), and provided further, that to the extent the Participant's benefit under the SERP is distributed in whole or in part by lump sum payment, the FICA Payment shall be deducted from such lump sum payment (to zero, if such be the case) and any FICA Payment not so reimbursed shall be divided equally among the benefit payments scheduled over the next five years.

         6.3 Form of Payment of SERP Disability Benefit. The SERP Disability Benefit shall be payable monthly, quarterly or annually as determined by the Committee, acting in its discretion, provided however, that the Committee may determine (1) that the same (or a portion thereof) shall be payable in a lump sum payment of an Actuarially Equivalent Benefit, as determined by the Actuary, and (2) the Committee in its discretion may select a combination of methods of payment of the SERP Disability Benefit.
                           ARTICLE 7.  MISCELLANEOUS
         7.1 Payment of Benefits. Benefits hereunder shall be paid by the Corporation from its general assets, and shall not be paid from any trust fund established pursuant to any one or more of the Corporation's qualified retirement plans or the NC Long Term Disability Plan. All other provisions of the Plans relating to the payment of benefits, including but not limited to the dates of first and last payment of any benefits and the normal and optional forms of benefit payment, shall apply to the payment of benefits hereunder, except as otherwise specifically provided herein.
         7.2 Administration. Except as herein provided, the SERP shall be administered by the Committee which shall administer it in a manner consistent with the administration of the Plans, except that the SERP shall be administered as an unfunded plan which is not intended to



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meet the qualification requirements of Section 401 of the Internal Revenue Code.
The Committee shall have full power and authority to interpret, construe and administer the SERP and the Committee's interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the SERP unless attributable to his or her own willful misconduct or lack of good faith.
         7.3 Corporation's Potential Payment of FICA Tax. The Corporation may, in its discretion, pay, for and on behalf of a Participant, the amount, if any, of such Participant's portion of any FICA taxes which may accrue and become payable during the Participant's employment which results from such Participant's Accrued Benefit, and the amount of any such payments(s) by the Employer (without interest) shall serve to reduce such Participant's benefits under this SERP, to the extent as is otherwise provided in the SERP.
         7.4 Participants' Rights; Surviving Spouses' Rights. Except as otherwise specifically provided, neither a Participant nor a surviving spouse has rights under the SERP. It is specifically intended that no benefits shall be payable under the SERP to a Participant or his or her surviving spouse or beneficiary prior to the Participant's retirement either after attainment of Normal Retirement Age or, upon Committee approval in accordance with the provisions of Section 4 hereof, at an earlier age, excepting only (a) disability benefits, if applicable, (b) Surviving Spouse Benefits in the event of the death of the Participant prior to retirement, and (c) the payment of benefits after the occurrence of a Vesting Event with respect to the Participant. No Participant or his or her surviving spouse or beneficiary shall have any title to or beneficial ownership in any assets of the Corporation as a result of the SERP or its benefits.
         7.5 Timing of Payments Hereunder. Notwithstanding any other provision of the SERP, the Committee may, in its discretion, determine that benefits under the SERP may be made at any time prior to Normal Retirement Age or retirement, whichever first occurs.



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                       ARTICLE 8.  AMENDMENT; TERMINATION
         The Corporation expects to continue the SERP indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change or discontinuance is deemed necessary or desirable. However, if the SERP should be amended or discontinued, the Corporation shall remain obligated for benefits under the SERP with respect to Participants and surviving spouses whose benefits are in payment status at the time of such action, with respect to any other Participants who have attained Normal Retirement Age as of the date of such action, and, with respect to Accrued Benefits, with respect to any other Participant as to whom a Vesting Event has occurred.
                           ARTICLE 9.  UNFUNDED PLAN
         Plan not Funded. The SERP is an unfunded plan and its benefits are payable solely from the general assets of the Corporation.
                            ARTICLE 10.  FORFEITURES
         Notwithstanding any provision in the SERP to the contrary excepting only the provisions of Article 12, in the event the Committee finds
                 (a) that an Employee or former Employee who has an interest under the SERP has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or
                 (b) that an Employee or former Employee who has an interest under the SERP has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her;
then any amounts held under the SERP for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.
         Each Participant agrees to the foregoing forfeiture provisions by his or her acceptance of his or her invitation to participate in the SERP and by his or her continued participation.



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                    ARTICLE 11.  RESTRICTIONS ON ASSIGNMENTS
         The interest of a Participant or his or her surviving spouse or beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.
                         ARTICLE 12.  CHANGE IN CONTROL
         12.1    Treatment of Awards.
                          In the event of a Change in Control:
                                  (i)  the Effective Date of such Change in
                 Control shall be deemed a Vesting Event with respect to all Participants and surviving spouses, and
                                  (ii) the rights of all Participants in
                 their Accrued Benefits hereunder as of the Effective Date of such Change in Control shall be 100% vested and nonforfeitable, notwithstanding any other provision hereof.
         12.2 Definition of Change in Control. "Change in Control" means the occurrence of any of the following events:
                                  (i)  The Corporation is merged, consolidated
                 or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) immediately prior to such transaction;
                                  (ii) The Corporation sells or otherwise
                 transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;
                                        (iii)  There is a report filed on
                          Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                          Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation ("Voting Stock");
                                        (iv)  The Corporation files a report or
                          proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or
                                        (v)  If, during any period of two
                          consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the

                          Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.
                          Notwithstanding the foregoing provisions of (iii) or
                          (iv) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of (iii) or (iv) above solely because (1) the Corporation, (2) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting equity securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.
         12.3 Effective Date of Change in Control. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors the Effective Date of such Change in Control shall be the date such discussions or negotiations commenced.

                 ARTICLE 13.  BINDING ON CORPORATION, EMPLOYEES
                              AND THEIR SUCCESSORS
         The SERP shall be binding upon and inure to the benefit of the
Corporation, its successors and assigns and each Participant and his or her surviving spouse, beneficiaries, heirs, executors, administrators and legal representatives.
                          ARTICLE 14.  LAWS GOVERNING
         The SERP shall be construed in accordance with and governed by the laws of the State of Ohio.
         Executed this _____ day of ________________, 1994 at Cleveland, Ohio, but effective as of January 1, 1995.

                                        NATIONAL CITY CORPORATION

                                        By:
                                            --------------------------

                                   EXHIBIT A
                           AGREEMENT NOT TO COMPETE

     This Agreement, made and dated as of_______________,_____, by and between National City Corporation, a Delaware corporation, and______________________, ("Employee").

                              W I T N E S S E T H:

     WHEREAS, National City Corporation is engaged in the business of providing banking and related financial services through a network of banking and non-banking subsidiary corporations and associations (National City Corporation and its subsidiaries hereinafter being referred to collectively as "NCC"); and
     WHEREAS, the identity of NCC's customers and NCC's business practices are confidential and proprietary to NCC; and
     WHEREAS, NCC has employed and may in the future employ the Employee in various capacities in which the Employee has access to confidential and proprietary information relating to NCC, its customers, its methods of doing business, and its other business secrets: and
     WHEREAS, NCC will, under certain circumstances on condition of this Agreement Not to Compete, vest the Employee in benefits accrued under the National City Corporation Supplemental Executive Retirement Plan;
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, the parties mutually agree as follows:
     1. Confidentiality and Non-Competition. The Employee acknowledges that, by virtue of his position with NCC, he has access to certain ideas, methods, developments, inventions, improvements, licenses, trade secrets (including, but not limited to, customer lists), business plans and other information of NCC which are the confidential information and property of NCC. Accordingly, the Employee agrees that while he is employed by NCC and for a period of one (1) year immediately following termination of his employment with NCC for any reason other than termination of the Employee's employment by NCC without cause:
          a. Competitive Employment. The Employee shall not accept personal employment by any enterprise, firm, business or organization which solicits the customers of NCC to purchase products or services competitive with products or services offered by NCC within any state served by NCC (a "Competitive Business") where the principal situs of such employment is within a state which NCC maintains an office open to the public and providing services which constitutes Competitive Business.
          b. Investment in Competitor. The Employee shall not, for himself, or on behalf of any other person, persons, firm, partnership, company or corporation acquire or hold any financial interest in any Competitive Business except as a shareholder who owns less than one percent (1%) of the capital stock of any Competitive Business whose securities are traded on a recognized stock exchange or in the over-the-counter market.
          c. Solicitation of Customers. The Employee shall not, for himself, or on behalf or in conjunction with any other person, persons, firm partnership, company or corporation, for the purpose of diverting or taking away any business of NCC, solicits customers of NCC.
          d. Solicitation of Employees. The Employee shall not solicit or entice any employee of NCC to leave the employment of NCC.

For purposes of this Agreement "cause" shall be defined as (i) the willful and continued failure of the Employee to substantially perform the duties assigned to him by NCC, (ii) action by the Employee involving willful misfeasance or gross negligence, (iii) the order of a federal or state court or administrative agency having jurisdiction over NCC where such order involves or relates to the Employee's fitness for continued employment by NCC, (iv) conviction of a crime as a result of which it becomes illegal for NCC to employ the Employee, (v) the reasonable belief (and such reasonable belief is the reason or one of the reasons for his or her discharge) that the Employee did engage in fraud against NCC or anyone else, or (vi) any intentional breach by the Employee of a material term, condition or covenant of this agreement.
     2. Confidential Business Information. The Employee recognizes and acknowledges that he will have access to certain confidential information to NCC which is a valuable, special and unique asset of NCC's business. The Employee therefore covenants and agrees that during and after his employment with NCC he shall not reveal to anyone any business information or business methods of NCC which are not known or ascertainable by proper means (including, but not limited to, customer lists). Upon termination of the Employee's employment by NCC, the Employee shall, upon NCC's written request therefor, deliver all customer lists, procedure manuals, other records and all other property belonging to NCC without retaining any copies thereof.
     3. Reasonable Terms and Mutual Benefit. The Employee acknowledges and agrees that the constraints imposed upon him pursuant to this agreement are reasonable and necessary for NCC to compete successfully in its businesses. The Employee further acknowledges and agrees that he is in a position to benefit directly from the success of NCC's businesses through salary, incentive compensation and other arrangements mutually agreed to from time to time by the Employee and NCC.
     4. Right to Injunctive Relief. The Employee acknowledges and agrees that monetary damages will not be adequate or sufficient to protect NCC from any threatened or actual breach or violation of any of the provisions of paragraphs 1 and 2 of this agreement and accordingly acknowledges and agrees that NCC is entitled, in addition to any other remedies which it may have, to injunctive relief to enforce its rights hereunder.
     5. Severability. The Employee and NCC agree that if any of the provisions of paragraph 1 of this agreement or any other provision of this agreement is determined by a court of competent jurisdiction to be unenforceable, the remainder of the provisions of paragraphs 1 and 2 of this agreement and the remainder of this agreement shall remain valid, binding and enforceable with respect to the parties.
     6. Assignment and Obligations of Assigns. This agreement and the obligations of the Employee shall be binding upon the Employee's heirs and personal representatives. This agreement may be assigned or otherwise shall inure to the benefit of NCC's successor as a result of any disposition or combination of NCC's businesses and the restrictions and limitations imposed upon the Employee pursuant hereto shall continue for the benefit of NCC's assignee or successor, provided, however, notwithstanding anything herein to the contrary, paragraph 1 of this agreement shall not apply to Employee if Employee leaves the employ of NCC or any of its successors for any reason other than the Employee's termination for cause as defined herein, within one year after a Change in Control of NCC. A "Change of Control" shall be the same meaning as in the National City Corporation Supplemental Executive Retirement Plan as of the Effective Date of such Change of Control.
     7. Term. The term of this agreement shall be for a period commencing as of the date hereof and continuing indefinitely as provided herein as a condition of the Employee's continued employment by NCC or as otherwise mutually agreed in writing by the Employee and NCC.
     8. Governing Law. This agreement is executed under and shall be construed in accordance with the laws of the state of Ohio.
     9. Headings. The headings of the paragraphs of this agreement are for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

                                          NATIONAL CITY CORPORATION
                                          ("NCC")

Attest:                                   By:
        ---------------------------           ---------------------------------
        Secretary


                                              ---------------------------------
                                                                   ("Employee")
                                              ---------------------